                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                            CURRENT REPORT PURSUANT
         TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported)       November 25, 1997
                                                   -----------------------------
                            TAMBORIL CIGAR COMPANY
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                   Delaware
--------------------------------------------------------------------------------
                (State or other jurisdiction  of incorporation)

                0-22573                             65-0774638
--------------------------------------------------------------------------------
       (Commission File Number)          (IRS Employer Identification No.)

    2600 S.W. 3rd Avenue, Miami, FL                      33129
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)              (Zip Code)



                                 305-860-9887
             ----------------------------------------------------
             (Registrant's telephone number, including area code)


                                      N/A
--------------------------------------------------------------------------------
        (Former name or former address, if changed since last report.)

Item 5.  Other Events.

     A special meeting of the Board of Directors of Tamboril Cigar Company (the "Company") was held on November 25, 1997 (the "Meeting"). At the Meeting, the Board of Directors, acting pursuant to the By-laws of the Company, appointed two independent directors to fill vacancies on the Board. Jean-Francois Perrault and Aric Frons were appointed as Directors. In addition, the Board voted to create an Audit Committee of the Board and a Conflicts Committee to resolve any actual or apparent conflicts of interest involving officers or directors of the Company. Messrs. Perrault, Frons and David S. Rector, already a Director of the Company, were appointed to the Audit Committee and the Conflicts Committee. Mr. Rector was appointed Chairman of both committees.

     The Board also approved a consulting contract with Viking Investment Group II, Inc. ("Viking") pursuant to which Viking is rendering consulting services to the Company for identifying and negotiating with potential strategic marketing partners and potential acquisition targets. Viking is to receive a flat fee of $25,000 per month for the four months beginning October, 1997 and ending January, 1998 and, if the Company is successful in completing a joint venture, acquisition or financing arranged with the assistance of Viking, success fees to be determined at the time the transaction is concluded. Viking owns 1,500,000 shares of the Company's common stock and Ian Markofsky, the President and sole shareholder of Viking, is the father of Anthony Markofsky, President of the Company.

     The Board also approved a Stock Option Plan (the "Plan") for the Company, the reservation for issuance under the Plan of 500,000 shares of the Company's common stock and grants of options under the Plan to the following individuals:

Abraham Shafir       Director and President of Tabacalera    250,000 shares
                     Tamboril, S.A. ("Tabacalera")

Juan Capellan        Plant Manager for Tabacalera            50,000 shares

Anthony Markofsky    President and Director                  25,000 shares

Thomas Knudson       Vice President and Director             25,000 shares

Pedro Mirones        Vice President and Chief Financial      10,000 shares
                     Officer

David S. Rector      Secretary and Director                  10,000 shares


Each option is exercisable at the closing bid price for the Company's common stock on November 25, 1997, which was $4.00. The Directors authorized the officers of the Company to submit the Plan for shareholder approval at the next annual meeting of the Company's shareholders. The Plan provides for the issuance of Incentive Stock Options ("ISO's") as that term is defined in the Internal Revenue Code of 1986 and the regulations thereunder as well as Non-Qualified Stock Options ("NQSO's"). All options granted prior to shareholder approval of the Plan will be NQSO's, which may be converted to ISO's at the option of the holder upon receipt of shareholder approval. Any NQSO's granted per the above-described grants that are converted to ISO's will be at 110% of the closing bid price of $4.00 at November 25, 1997.

     At the Meeting, the Board also authorized and directed the Company's officers with the assistance of counsel to prepare and file an application for listing of the Company's common stock on the Nasdaq SmallCap Stock Market ("Nasdaq"). In connection with Nasdaq corporate governance requirements, the Board resolved that the Company: (i) provide annual and interim reports to its shareholders; (ii) that the Company have an annual meeting of shareholders, the date and record date for which will be set at a future meeting of the Board of Directors; and (iii) that proxies be solicited in connection with such annual meeting.

Item 7.  Financial Statements and Exhibits.

     (c) Exhibits.

     The following Exhibits are included in this Current Report on Form 8-K:


Exhibit Number      Description of Exhibit
10.1                Consulting Agreement between Tamboril Cigar Company and
                    Viking Investment Group II, Inc.

10.2                Stock Option Plan


  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           TAMBORIL CIGAR COMPANY
                                           ----------------------
                                           (Registrant)

Date: December 16, 1997                    By: /s/ Anthony Markofsky
                                              ----------------------
                                              Anthony Markofsky
                                              President and Chief
                                                Executive Officer